As filed with the Securities and Exchange Commission on February 26, 1996.
                                           Registration No. 33-
                                                               -----------------
================================================================================
                        SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------


 PHILLIPS PETROLEUM COMPANY               DELAWARE                         73-0400345
   PHILLIPS 66 CAPITAL I                  DELAWARE                     TO BE APPLIED FOR
   PHILLIPS 66 CAPITAL II                 DELAWARE                     TO BE APPLIED FOR
   PHILLIPS 66 CAPITAL III                DELAWARE                     TO BE APPLIED FOR
   PHILLIPS 66 CAPITAL IV                 DELAWARE                     TO BE APPLIED FOR
(Exact name of registrant as   (State or other jurisdiction of          (I.R.S. Employer
  specified in its charter)    incorporation or organization)          Identification No.)

                               PHILLIPS BUILDING
                         BARTLESVILLE, OKLAHOMA  74004
                                 (918) 661-6600
(Address, including zip code, and telephone number, including area code of each registrant's principal executive offices)

                                ----------------
                                 JOHN A. CARRIG
                                   TREASURER
                              3 PHILLIPS BUILDING
                         BARTLESVILLE, OKLAHOMA  74004
                                 (918) 661-5633
      (Name, address, including zip code, and telephone number, area code, of agent for service for each registrant)

                                   Copies to:

    DALE J. BILLAM, ESQ.                            VINCENT J. PISANO, ESQ.
 PHILLIPS PETROLEUM COMPANY                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM
     1234 ADAMS BUILDING                              919 THIRD AVENUE
BARTLESVILLE, OKLAHOMA  74004                     NEW YORK, NEW YORK  10022
       (918) 661-5638                                   (212) 735-2718

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / x /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / x /

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                                           Proposed
                                                                Proposed Maximum       Maximum Aggregate     Amount of
     Title of Each Class of Securities     Amount to be         Offering Price Per     Offering Price      Registration
             to be Registered              Registered(1)          Unit(1)(2)(3)            (1)(2)(3)          Fee(2)
-----------------------------------------------------------------------------------------------------------------------
Preferred Securities of Phillips 66
Capital I
-----------------------------------------------------------------------------------------------------------------------
Preferred Securities of Phillips 66
Capital II
-----------------------------------------------------------------------------------------------------------------------
Preferred Securities of Phillips 66
Capital III
-----------------------------------------------------------------------------------------------------------------------
Preferred Securities of Phillips 66
Capital IV
-----------------------------------------------------------------------------------------------------------------------
Subordinated Debt Securities of Phillips
Petroleum Company
-----------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities of
Phillips 66 Capital I, Phillips 66
Capital  II, Phillips 66 Capital III
and Phillips 66 Capital IV by Phillips
Petroleum Company(4)
-----------------------------------------------------------------------------------------------------------------------
Total                                      $750,000,000              100%              $750,000,000       $258,620.69
=======================================================================================================================

(1) Such indeterminate number of Preferred Securities of Phillips 66 Capital I, Phillips 66 Capital II, Phillips 66 Capital III and Phillips 66 Capital IV and such indeterminate principal amount of Subordinated Debt Securities of Phillips Petroleum Company as may from time to time be issued at indeterminate prices. Subordinated Debt Securities may be issued and sold to Phillips 66

     Capital I, Phillips 66 Capital II, Phillips 66 Capital III and Phillips 66 Capital IV, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Phillips 66 Capital I, Phillips 66 Capital II, Phillips 66 Capital III and Phillips 66 Capital IV and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of Phillips 66 Capital I, Phillips 66 Capital II, Phillips 66 Capital III and Phillips 66 Capital IV and the Subordinated Debt Securities of Phillips Petroleum Company registered hereby will not exceed $750,000,000.

(3)  Exclusive of accrued interest and distributions, if any.

(4)  No separate consideration will be received for any Guarantees.

                               __________________

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE AND ANY FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 26, 1996

PROSPECTUS
                                  $750,000,000
                           PHILLIPS PETROLEUM COMPANY
                          SUBORDINATED DEBT SECURITIES
                               __________________

                             PHILLIPS 66 CAPITAL I
                             PHILLIPS 66 CAPITAL II
                             PHILLIPS 66 CAPITAL III
                             PHILLIPS 66 CAPITAL IV
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           PHILLIPS PETROLEUM COMPANY
                               __________________

     Phillips Petroleum Company ("Phillips" or the "Company"), a Delaware corporation, may from time to time offer its subordinated debentures, notes or other evidence of indebtedness (the "Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

     Phillips 66 Capital I, Phillips 66 Capital II, Phillips 66 Capital III and Phillips 66 Capital IV (each, a "Phillips Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Phillips Capital Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Phillips Capital Trusts out of moneys held by each of the Phillips Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Phillips to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. Phillips' obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to all other liabilities of Phillips and rank pari passu with the most senior preferred stock, if any, issued from time to time by Phillips. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a Phillips Capital Trust, or a trustee of such Phillips Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such Phillips Capital Trust. The Subordinated Debt Securities purchased by a Phillips Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Phillips Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Subordinated Debt Securities and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."

     Specific terms of the Subordinated Debt Securities of any series or the Preferred Securities of any Phillips Capital Trust in respect of which this prospectus (the "Prospectus") is being delivered will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Phillips, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of Phillips.

     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $750,000,000. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.

     Phillips and/or each of the Phillips Capital Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of Phillips and/or any Phillips Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

     This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

           The date of this Prospectus is                     , 1996

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.


                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Phillips and the Phillips Capital Trusts with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Phillips Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     Phillips is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information concerning Phillips can be inspected and copied at prescribed rates at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the SEC: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Such reports, proxy statements and other information may also be inspected at the offices of the following stock exchanges on which certain of the Company's securities are listed: the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104; and The Toronto Stock Exchange, The Exchange Tower, 2 First Canadian Place, Toronto, Ontario, Canada M5X 1J2.

     No separate financial statements of any of the Phillips Capital Trusts have been included herein. Phillips does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the Phillips Capital Trusts will be owned, directly or indirectly, by Phillips, a reporting company under the Exchange Act, (ii) each of the Phillips Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Phillips Capital Trust and investing the proceeds thereof in Subordinated Debt Securities issued by Phillips, and (iii) Phillips' obligations described herein and in any accompanying Prospectus Supplement under the Declarations of each Trust, the guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantees."

     The Phillips Capital Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Phillips Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Phillips' Annual Report on Form 10-K for the year ended December 31, 1995, which has previously been filed by the Company with the SEC, is incorporated by reference in this Prospectus.

     All documents filed by Phillips pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     Phillips will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Dale J. Billam, Secretary, Phillips Petroleum Company, 1234 Adams Building, Bartlesville, Oklahoma 74004 (telephone (918) 661-5638).

                           PHILLIPS PETROLEUM COMPANY

     Phillips Petroleum Company, incorporated in Delaware in 1917, is a fully integrated oil company engaged in petroleum exploration and production on a worldwide basis, petroleum refining and marketing, and natural gas gathering and processing, principally in the United States. Phillips also produces and distributes chemicals worldwide. Its principal executive offices are located in the Phillips Building, Bartlesville, Oklahoma 74004 (telephone (918) 661-6600).

                                   THE TRUSTS

     Each of Phillips 66 Capital I, Phillips 66 Capital II, Phillips 66 Capital III and Phillips 66 Capital IV is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the Phillips Capital Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on February 23, 1996. Each Phillips Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3 percent of the total capital of each Phillips Capital Trust. Each Phillips Capital Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Each Phillips Capital Trust's business and affairs will be conducted by the trustees (the "Phillips Capital Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Phillips Capital Trustees of a Phillips Capital Trust. The duties and obligations of the Phillips Capital Trustees shall be governed by the Declaration of such Phillips Capital Trust. A majority of the Phillips Capital Trustees (the "Regular Trustees") of each Phillips Capital Trust will be persons who are employees or officers of or affiliated with the Company. One Phillips Capital Trustee of each Phillips Capital Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Phillips Capital Trustee of each Phillips Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Phillips Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each Phillips Capital Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each Phillips Capital Trust shall be c/o Phillips Petroleum Company, 3 Phillips Building, Bartlesville, Oklahoma 74004.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated:


                                          Year Ended December 31,
                                     ---------------------------------
                                     1995   1994   1993   1992   1991
                                     -----  -----  -----  -----  -----
Ratio of earnings to fixed charges.   3.4    3.2    2.3    2.1    2.0

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary items and cumulative effect of changes in accounting principle, plus fixed charges (excluding capitalized interest and the portion of the preferred dividend requirements of a subsidiary not previously deducted from pretax income, but including amortization of amounts previously capitalized), less equity in undistributed earnings of companies owned less than 50 percent. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, that portion of rental expense which the Company believes to be representative of interest and the amounts accrued to cover the preferred stock dividend requirements of a subsidiary. A statement setting forth the computation of the unaudited ratios of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this Prospectus is a part.


                                USE OF PROCEEDS

     The Trust will use all proceeds received from the sale of the Preferred Securities to purchase Subordinated Debt Securities from Phillips. Phillips intends to add the net proceeds from the sale of the Subordinated Debt Securities to its general funds, to be used for general corporate purposes, including capital expenditures, repayment or repurchases of outstanding long-term debt securities, investments in subsidiaries, working capital, repayment of short-term commercial paper notes and/or other business opportunities.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Debt Trustee"). The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

     The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a special committee appointed thereby (each, a "Supplemental Indenture"). (Section ___)

     In the event Subordinated Debt Securities are issued to a Phillips Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Phillips Capital Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Phillips Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Phillips Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Phillips Capital Trust.

     Reference is made to the Prospectus Supplement relating to the particular Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Subordinated Debt Securities; (2) the aggregate principal amount of such Subordinated Debt Securities; (3) the percentage of their principal amount at which such Subordinated Debt Securities will be issued, (4) the date or dates on which such Subordinated Debt Securities will mature and the right, if any, to extend such date or dates; (5) the rate or rates, if any, per annum, at which such Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions for a sinking purchase or other analogous fund, if any; (9) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company or the holder; (10) the form of such Subordinated Debt Securities; and (11) any other specific terms of the Subordinated Debt Securities. Principal, premium, if any, and interest, if any, will be payable, and the Subordinated Debt Securities offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register. (Section ___)

     If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.


     The Indenture contains no covenants or other provisions to afford protection to holders of the Subordinated Debt Securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described under "Limitation on Mergers and Sales of Assets" below.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. Where Subordinated Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to any such Subordinated Debt Securities and to payment on and transfer and exchange of such Subordinated Debt Securities will be described in the applicable Prospectus Supplement. Bearer Subordinated Debt Securities will be transferrable by delivery.

     Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register. Payment of Subordinated Debt Securities in bearer form will be made at such paying agencies outside of the United States as the Company may appoint.

BOOK-ENTRY SUBORDINATED DEBT SECURITIES

     The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.


SUBORDINATION

     The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY

     Securities Issued to a Phillips Capital Trust. If Subordinated Debt Securities are issued to a Phillips Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Phillips Capital Trust and (i) there shall have occurred any event that would constitute an Event of Default (as defined herein) or (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Phillips Common Stock in connection with the satisfaction by Phillips of its obligations under any employee benefit plans or the satisfaction by Phillips of its obligations pursuant to any contract or security requiring Phillips to purchase shares of Phillips Common Stock, (ii) as a result of a reclassification of Phillips capital stock or the exchange or conversion of one class or series of Phillips capital stock for another class or series of Phillips capital stock or, (iii) the purchase of fractional interests in shares of Phillips capital stock pursuant to the conversion or exchange provisions of such Phillips capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

     If Subordinated Debt Securities are issued to a Phillips Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Phillips Capital Trust and the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

     In the event Subordinated Debt Securities are issued to a Phillips Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Phillips Capital Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Phillips Capital Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such Phillips Capital Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Phillips Capital Trust, the redemption of all of the Trust Securities of such Phillips Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Phillips Capital Trust, and (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. (Section ___)

LIMITATION ON MERGERS AND SALES OF ASSETS

     The Company shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless the successor entity shall be a corporation organized under the laws of the United States or any State or the District of Columbia and shall expressly assume the obligations of the Company under the Indenture. (Section 10.01)

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The Indenture provides than any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:

      (a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

      (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

      (c) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

      (d) certain events of bankruptcy, insolvency or reorganization of the Company; or

      (e) in the event Subordinated Debt Securities are issued to a Phillips Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Phillips Capital Trust, the voluntary or involuntary dissolution, winding-up or termination of such Phillips Capital Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Phillips Capital Trust, the redemption of all of the Trust Securities of such Phillips Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Phillips Capital Trust.

(Section 5.01) The Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal or of interest or premium on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so. (Section 5.08).

     The Indenture provides that, (a) if an Event of Default due to the default in the payment of principal, interest or premium, if any, on any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the Subordinated Debt Securities of all series affected thereby then outstanding may declare the principal of all such Subordinated Debt Securities to be due and payable immediately, and (b) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Indenture or certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of all Subordinated Debt Securities then outstanding (treated as one class) may declare the principal of all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series (or of all series, as the case may be) then outstanding. (Section 5.01)

     The holders of a majority in principal amount of the Subordinated Debt Securities of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of the Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. (Sections 5.07 and 5.04) The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture. (Section 3.07)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof (including in the case of a discounted Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected. (Section 9.02)

DEFEASANCE AND DISCHARGE

     The Indenture provides that the Company, at the Company's option: (a) will be Discharged from any and all obligations in respect of the Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described under "Certain Covenants of the Company"), in each case if the Company deposits, in trust with the Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities. To exercise any such option, the Company is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Subordinated Debt Securities of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a Discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to the effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to the effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option. (Section 11.05)

GOVERNING LAW

     The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 13.04).

THE DEBT TRUSTEE

     The Company may have normal banking relationships with the Debt Trustee in the ordinary course of business.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each Phillips Capital Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Phillips Capital Trust authorizes the Regular Trustees of such Phillips Capital Trust to issue on behalf of such Phillips Capital Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Phillips Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Phillips Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Phillips Capital Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such Phillips Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Phillips Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Phillips Capital Trust to the holders of Preferred Securities of such Phillips Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such Phillips Capital Trust; (vi) the obligation, if any, of such Phillips Capital Trust to purchase or redeem Preferred Securities issued by such Phillips Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such Phillips Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such Phillips Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Phillips Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Phillips Capital Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Phillips Capital Trust not inconsistent with the Declaration of such Phillips Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." Any United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each Phillips Capital Trust will issue one series of Common Securities. The Declaration of each Phillips Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such Phillips Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a Phillips Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Phillips Capital Trustees of a Phillips Capital Trust. All of the Common Securities of each Phillips Capital Trust will be directly or indirectly owned by the Company.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by Phillips for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Phillips Capital Trust.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a Phillips Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Phillips Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Phillips Capital Trust may have or assert. The following payments with respect to Preferred Securities issued by a Phillips Capital Trust to the extent not paid by such Phillips Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Phillips Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such Phillips Capital Trust has funds available therefor with respect to any Preferred Securities called for redemption by such Phillips Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Phillips Capital Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Phillips Capital Trust has funds available therefor and (b) the amount of assets of such Phillips Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Phillips Capital Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Phillips Capital Trust to pay such amounts to such holders.

     Each Preferred Securities Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities issued by the applicable Phillips Capital Trust, but will not apply to any payment of distributions except to the extent such Phillips Capital Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Phillips Capital Trust, such Phillips Capital Trust will not pay distributions on the Preferred Securities issued by such Phillips Capital Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities -- Certain Covenants."

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Phillips Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an event of default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Phillips Capital Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such Phillips Capital Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Phillips Common Stock in connection with the satisfaction by Phillips of its obligations under any employee benefit plans or the satisfaction by Phillips of its obligations pursuant to any contract or security requiring Phillips to purchase shares of Phillips Common Stock, (ii) as a result of a reclassification of Phillips capital stock or the exchange or conversion of one class or series of Phillips capital stock for another class or series of Phillips capital stock or, (iii) the purchase of fractional interests in shares of Phillips capital stock pursuant to the conversion or exchange provisions of such Phillips capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Phillips Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Phillips Capital Trust then outstanding.

TERMINATION

     Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable Phillips Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such Phillips Capital Trust, (b) upon distribution of the Subordinated Debt Securities held by such Phillips Capital Trust to the holders of the Preferred Securities of such Phillips Capital Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Phillips Capital Trust upon liquidation of such Phillips Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Phillips Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Phillips Capital

Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such Phillips Capital Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     The Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by Phillips in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable Phillips Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     The Company and certain of its affiliates maintain a banking relationship with the Preferred Guarantee Trustee.

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                              PLAN OF DISTRIBUTION

     Phillips may sell the Subordinated Debt Securities and any Phillips Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers; (ii) through agents, (iii) through underwriters, and (iv) through dealers.

     Offers to purchase Offered Securities may be solicited directly by Phillips and/or any Phillips Capital Trust, as the case may be, or by agents designated by Phillips and/or any Phillips Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Phillips to such agent will be set forth,in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, Phillips will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Phillips and/or any Phillips Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

     Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by Phillips and/or any Phillips Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act of 1933.

     The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Phillips Capital Trusts by Skadden, Arps, Slate, Meagher & Flom, special Delaware counsel to the Phillips Capital Trusts. The validity of the Subordinated Debt Securities and the Guarantee and certain matters relating thereto will be passed upon for Phillips by Dale J. Billam, Senior Counsel of Phillips. Certain United States federal income taxation matters will be passed upon for Phillips and the Phillips Capital Trusts by Skadden, Arps, Slate, Meagher & Flom, special tax counsel to Phillips and the Phillips Capital Trusts.

                                    EXPERTS

     The consolidated financial statements and schedule of Phillips Petroleum Company appearing in its Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses payable by the Company in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) are as follows:


            SEC registration fee                    $258,620.69
            Printing and engraving expenses ......            *
            Accounting fees and expenses .........            *
            Legal fees and expenses ..............            *
            Blue Sky fees and expenses ...........            *
            Trustee's expenses....................            *
            Fees of rating agencies ..............            *
            NYSE listing fee......................            *
            Miscellaneous.........................            *
                                                    -----------
                   Total                            $         *
                                                    ===========

            ------------------------
            *    To be completed by amendment

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article III, section 14 of the Bylaws of the Company, as amended, provides for indemnification of officers, directors and employees of the Company to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, the Company has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Pursuant to authority conferred by stockholders at the annual meeting of the Company on April 30, 1987, the Company has entered into Indemnity Agreements with each of its directors. The Indemnity Agreements establish contract rights in favor of the Company's directors and thus give them assurances that the indemnity provided would continue despite possible future changes or amendments to the Company's Bylaws or the Restated Certificate of Incorporation. The Indemnity Agreements generally provide that the directors are entitled to indemnification to the fullest extent permitted by law against liabilities arising from any claims made against them arising from acts or omissions alleged to have been committed while acting as directors and solely because of their being directors.

     Also at the annual meeting of the Company on April 30, 1987, stockholders approved an amendment to the Company's Restated Certificate of Incorporation to eliminate the personal liability of each director of the Company to the Company or its shareholders for monetary damages for breach of fiduciary duty under certain circumstances. The amendment is consistent with amendments to the Delaware General Corporation Law effective July 1, 1986.

     In addition to the indemnification provision of the Company's Bylaws and the Indemnity Agreements, the Company's directors and officers are covered by Directors' and Officers' liability insurance with a limit of $100 million, which insurance is subject to exclusions, deductibles and conditions.

     The above discussion of the Company's Bylaws, Section 145 of the Delaware General Corporation Law and the Company's Indemnity Agreements with its directors is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws, statute and Agreements.

ITEM 16.  EXHIBITS

     Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

*    1     -    Form of Underwriting Agreement for offering of Preferred
                Securities.
     4-A   -    Certificate of Trust of Phillips 66 Capital I.
     4-B   -    Certificate of Trust of Phillips 66 Capital II.
     4-C   -    Certificate of Trust of Phillips 66 Capital III.
     4-D   -    Certificate of Trust of Phillips 66 Capital IV.
     4-E   -    Declaration of Trust of Phillips 66 Capital I.
     4-F   -    Declaration of Trust of Phillips 66 Capital II.
     4-G   -    Declaration of Trust of Phillips 66 Capital III.
     4-H   -    Declaration of Trust of Phillips 66 Capital IV.
*    4-I   -    Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of Preferred Securities.
*    4-J   -    Form of Indenture between Phillips Petroleum Company and The
                Bank of New York , as Trustee.
*    4-K   -    Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Preferred
                Securities.
*    4-L   -    Form of Preferred Security (included in 4-I above).
*    4-M   -    Form of Subordinated Debt Security (included in 4-K above).
*    4-N   -    Form of Guarantee with respect to Preferred Securities.
*    5-A   -    Opinion of Dale J. Billam, Esq.
*    5-B   -    Opinion of Skadden, Arps, Slate, Meagher & Flom.
*    8-A   -    Opinion of Skadden, Arps, Slate, Meagher & Flom.
    12     -    Computation of Ratio of Earnings to Fixed Charges of Phillips
                Petroleum Company
    23-A   -    Consent of Independent Auditors.
*   23-B   -    Consent of Dale J. Billam, Esq. is contained in the
                opinion of counsel filed as Exhibit 5-A.
*   23-C   -    Consent of Skadden, Arps, Slate, Meagher & Flom is contained in the opinion of counsel filed as Exhibit 5-B.
    24     -    Powers of Attorney (the powers of attorney for Phillips are included under "Power of Attorney" in the Registration
                Statement).
*   25-A   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Debt Trustee under the
                Indenture.
*   25-B   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of Phillips 66
                Capital I.
*   25-C   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of Phillips 66
                Capital II.
*   25-D   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of Phillips 66
                Capital III.
*   25-E   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of Phillips 66
                Capital IV.
*   25-F   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee
                Trustee under the Preferred Securities Guarantee of Phillips
                Petroleum Company for the benefit of the holders of Preferred
                Securities of Phillips 66 Capital I.
*   25-G   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee
                Trustee under the Preferred Securities Guarantee of Phillips
                Petroleum Company for the benefit of the holders of Preferred
                Securities of Phillips 66 Capital II.
*   25-H   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee
                Trustee under the Preferred Securities Guarantee of Phillips
                Petroleum Company for the benefit of the holders of Preferred
                Securities of Phillips 66 Capital III.
*   25-I   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee
                Trustee under the Preferred Securities Guarantee of Phillips
                Petroleum Company for the benefit of the holders of Preferred
                Securities of Phillips 66 Capital IV.
--------------------
* To be filed by amendment

ITEM 17  UNDERTAKINGS

         (a)  The undersigned Registrants hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d)  The undersigned Registrants hereby undertake that:

                 (1) For purposes of determining any liability under the Securities act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                 (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Phillips Petroleum Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bartlesville and State of Oklahoma on February 22, 1996.


                                      PHILLIPS PETROLEUM  COMPANY


                                      By      /s/ W.W. Allen
                                         ----------------------------------
                                         W.W. Allen
                                         Chairman of the Board of Directors
                                         and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints and hereby authorizes T. C. Morris, L.F. Francis and John A. Carrig, jointly and severally, such persons' true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to the Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on February 22, 1996.


     Signatures                          Title                               Date
     ----------                          -----                               ----
                            Chairman of the Board of Directors         February 22, 1996
   /s/ W.W. Allen              and Chief Executive Officer
----------------------       (Principal Executive Officer)
    (W.W. Allen)

                                Senior Vice President                  February 22, 1996
   /s/ T.C. Morris            and Chief Financial Officer
----------------------       (Principal Financial Officer)
    (T.C. Morris)

   /s/ L.F. Francis                   Controller                       February 22, 1996
----------------------      (Principal Accounting Officer)
    (L.F. Francis)

   /s/ J.J. Mulva*          President and Chief Operating              February 22, 1996
----------------------          Officer and Director
    (J.J. Mulva)

  /s/ C.L. Bowerman*        Executive Vice President and               February 22, 1996
----------------------                Director
   (C.L. Bowerman)

/s/ George B. Beitzel*                Director                         February 22, 1996
----------------------
  (George B. Beitzel)

  /s/ David L. Boren*                 Director                         February 22, 1996
----------------------
   (David L. Boren)



     Signatures                        Title                     Date
     ----------                        -----                     ----
/s/ Robert E. Chappell, Jr.*          Director              February 22, 1996
----------------------------
 (Robert E. Chappell, Jr.)


/s/ Lawrence S. Eagleburger*          Director              February 22, 1996
----------------------------
 (Lawrence S. Eagleburger)


    /s/ James B. Edwards*             Director              February 22, 1996
----------------------------
    (James B. Edwards)


    /s/ Larry D. Horner*              Director              February 22, 1996
----------------------------
    (Larry D. Horner)


   /s/ Randall L. Tobias*             Director              February 22, 1996
----------------------------
    (Randall L. Tobias)


/s/ Victoria J. Tschinkel*            Director              February 22, 1996
----------------------------
  (Victoria J. Tschinkel)


  /s/ Kathryn C. Turner*              Director              February 22, 1996
----------------------------
    (Kathryn C. Turner)



*By /s/ T.C. Morris
    ------------------------
     (T.C. Morris)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Phillips 66 Capital I, Phillips 66 Capital II, Phillips 66 Capital III and Phillips 66 Capital IV certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that they have duly caused this Registration Statement or amendment thereto to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Bartlesville and State of Oklahoma on February 23, 1996.


                                      PHILLIPS 66 CAPITAL I


                                      By  /s/ T.C. Morris
                                        -----------------------------------
                                          T.C. Morris, Trustee


                                      By  /s/ John A. Carrig
                                        -----------------------------------
                                          John A. Carrig, Trustee


                                      By  /s/ L.L. McCall
                                        -----------------------------------
                                          L.L. McCall, Trustee


                                      PHILLIPS 66 CAPITAL II


                                      By  /s/ T.C. Morris
                                        -----------------------------------
                                          T.C. Morris, Trustee


                                      By  /s/ John A. Carrig
                                        -----------------------------------
                                          John A. Carrig, Trustee


                                      By  /s/ L.L. McCall
                                        -----------------------------------
                                          L.L. McCall, Trustee


                                      PHILLIPS 66 CAPITAL III


                                      By  /s/ T.C. Morris
                                        -----------------------------------
                                          T.C. Morris, Trustee


                                      By  /s/ John A. Carrig
                                        -----------------------------------
                                          John A. Carrig, Trustee


                                      By  /s/ L.L. McCall
                                        -----------------------------------
                                          L.L. McCall, Trustee

                                      PHILLIPS 66 CAPITAL IV


                                      By /s/ T.C. Morris
                                        -----------------------------------
                                         T.C. Morris, Trustee


                                      By /s/ John A. Carrig
                                        -----------------------------------
                                         John A. Carrig, Trustee


                                      By /s/ L.L. McCall
                                        -----------------------------------
                                         L.L. McCall, Trustee

                                EXHIBIT INDEX
                                -------------

  Exhibit
    No.                            Description
  -------                          -----------

*    1     -    Form of Underwriting Agreement for offering of Preferred
                Securities.
     4-A   -    Certificate of Trust of Phillips 66 Capital I.
     4-B   -    Certificate of Trust of Phillips 66 Capital II.
     4-C   -    Certificate of Trust of Phillips 66 Capital III.
     4-D   -    Certificate of Trust of Phillips 66 Capital IV.
     4-E   -    Declaration of Trust of Phillips 66 Capital I.
     4-F   -    Declaration of Trust of Phillips 66 Capital II.
     4-G   -    Declaration of Trust of Phillips 66 Capital III.
     4-H   -    Declaration of Trust of Phillips 66 Capital IV.
*    4-I   -    Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of Preferred Securities.
*    4-J   -    Form of Indenture between Phillips Petroleum Company and The
                Bank of New York , as Trustee.
*    4-K   -    Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Preferred
                Securities.
*    4-L   -    Form of Preferred Security (included in 4-I above).
*    4-M   -    Form of Subordinated Debt Security (included in 4-K above).
*    4-N   -    Form of Guarantee with respect to Preferred Securities.
*    5-A   -    Opinion of Dale J. Billam, Esq.
*    5-B   -    Opinion of Skadden, Arps, Slate, Meagher & Flom.
*    8-A   -    Opinion of Skadden, Arps, Slate, Meagher & Flom.
    12     -    Computation of Ratio of Earnings to Fixed Charges of Phillips
                Petroleum Company
    23-A   -    Consent of Independent Auditors.
*   23-B   -    Consent of Dale J. Billam, Esq. is contained in the
                opinion of counsel filed as Exhibit 5-A.
*   23-C   -    Consent of Skadden, Arps, Slate, Meagher & Flom is contained in the opinion of counsel filed as Exhibit 5-B.
    24     -    Powers of Attorney (the powers of attorney for Phillips are included under "Power of Attorney" in the Registration
                Statement).
*   25-A   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Debt Trustee under the
                Indenture.
*   25-B   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of Phillips 66
                Capital I.
*   25-C   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of Phillips 66
                Capital II.
*   25-D   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of Phillips 66
                Capital III.
*   25-E   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of Phillips 66
                Capital IV.
*   25-F   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee
                Trustee under the Preferred Securities Guarantee of Phillips
                Petroleum Company for the benefit of the holders of Preferred
                Securities of Phillips 66 Capital I.
*   25-G   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee
                Trustee under the Preferred Securities Guarantee of Phillips
                Petroleum Company for the benefit of the holders of Preferred
                Securities of Phillips 66 Capital II.
*   25-H   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee
                Trustee under the Preferred Securities Guarantee of Phillips
                Petroleum Company for the benefit of the holders of Preferred
                Securities of Phillips 66 Capital III.
*   25-I   -    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee
                Trustee under the Preferred Securities Guarantee of Phillips
                Petroleum Company for the benefit of the holders of Preferred
                Securities of Phillips 66 Capital IV.

-------------------
* To be filed by amendment